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EXHIBIT 23.4



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Vornado Realty Trust on Form S-3 of our report dated March 7, 2000, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
May 15, 2000